FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces Third Quarter 2008 Results

 Revenues Increase 16% over Third Quarter 2007 to a Record $272 million
Adjusted EBITDA Increases 15% to a Record $39 million
Consumer Gross Adds Increase 19%

Germantown, Md., November 5, 2008—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended September 30, 2008. Hughes consolidated operations are classified into four reportable segments: North America VSAT; International VSAT; Telecom Systems; and Corporate and Other. The North America VSAT, International VSAT, and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

“Hughes set a new record for third quarter revenue and adjusted EBITDA” said Pradman Kaul, president and chief executive officer of Hughes. “Revenues increased by 16% over the third quarter of 2007 to $272 million. All business segments recorded double digit revenue growth, led by the Consumer group and the International VSAT segment. We had 44,000 new consumer activations in the third quarter of 2008, an increase of 19% over the third quarter of 2007. Churn in the third quarter was 2.6%, which was an increase over the churn of 2.3% in the second quarter of 2008. Average revenue per unit (ARPU) was $66 in the third quarter of 2008 compared to $63 in the third quarter of 2007. As a result, consumer services revenue increased to $82 million in the third quarter of 2008, a strong 20% growth over the third quarter of 2007. Revenue in the International VSAT segment grew by 22% over the third quarter of 2007.”

For the third quarter of 2008, Hughes’ adjusted EBITDA* was a record $39 million for a growth of 15% over the third quarter of 2007. HNS’ adjusted EBITDA for the quarter was $40 million also for a growth of 15% over the third quarter of 2007.

Kaul continued, “We received $272 million of new orders in the third quarter of 2008. These orders were well distributed among our different segments. The North America VSAT segment received a significant order for $33 million from Chevron for the continuation of broadband services to gas stations and convenience stores across the United States. The contract includes the provision of satellite capacity and field maintenance and the operation of private telecommunications infrastructure.  Other major orders received by the North America VSAT segment were Conoco Phillips, York Telecom, True Blue, the Social Security Administration, U.S. Government Education & Training Network (GETN), and Yum Brands. Significant International VSAT orders included Camelot, Altegrosky, Oman Ministry of Foreign Affairs, Copel, Telemar, and Canara Bank. The Telecom Systems segment was awarded major orders by Sat2k, Glocom, Thuraya and Hughes Telematics.”

For the nine month period ended September 30, 2008, revenues increased to $775 million for a growth of 12% and adjusted EBITDA increased to $106 million for a growth of 18% over the nine month period ended September 30, 2007. Hughes booked new orders of $891 million during the nine month period ended September 30, 2008, an increase of 14% over the nine month period ended September 30, 2007. This has resulted in a strong non-consumer order backlog of $861 million as of September 30, 2008, a 24% growth over the backlog at September 30, 2007.

* Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. EBITDA is defined as earnings (losses) before interest, income taxes, depreciation, amortization, and equity incentive compensation. See “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Set forth below are tables highlighting certain of Hughes' results for the three and nine months ended September 30, 2008 and September 30, 2007.

Hughes Communications, Inc.
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2008	2007	2008	2007
Revenue
North America VSAT	$169,400	$148,239	$487,431	$450,579
International VSAT	60,056	49,077	170,121	138,494
Telecom Systems	42,263	36,341	116,677	101,424
Corporate and Other	60	46	352	446
Total	$271,779	$233,703	$774,581	$690,943

Operating income
North America VSAT	$4,296	$10,430	$12,589	$29,550
International VSAT	6,390	4,038	14,090	9,776
Telecom Systems	8,645	7,338	19,845	15,723
Corporate and Other	(929)	(1,139)	(2,753)	(3,793)
Total	$18,402	$20,667	$43,771	$51,256

Net income	$3,184	$11,037	$5,667	$23,609

Adjusted net income*	$5,424	$12,082	$19,598	$26,676

EBITDA*	$38,563	$34,033	$96,337	$89,179

Adjusted EBITDA*	$39,273	$34,033	$106,277	$90,416

New Orders	$271,827	$283,939	$890,773	$780,821

Hughes Network Systems, LLC
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2008	2007	2008	2007
Revenue
North America VSAT	$169,400	$148,239	$487,431	$450,579
International VSAT	60,056	49,077	170,121	138,494
Telecom Systems	42,263	36,341	116,677	101,424
Total	$271,719	$233,657	$774,229	$690,497

Operating income
North America VSAT	$4,296	$10,430	$12,589	$29,550
International VSAT	6,390	4,038	14,090	9,776
Telecom Systems	8,645	7,338	19,845	15,723
Total	$19,331	$21,806	$46,524	$55,049

Net income	$3,585	$12,446	$7,677	$27,932

EBITDA*	$39,540	$35,083	$99,032	$92,419

Adjusted EBITDA*	$40,250	$35,083	$108,972	$93,656

New Orders	$271,768	$283,893	$890,421	$780,375

*	For the definitions of Adjusted Net Income, EBITDA, and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•
HNS announced the availability of HughesNet® Business Internet service plans, the fastest satellite Internet plans ever offered, bringing affordable, reliable, and high-performance broadband access to small and mid-sized businesses (SMB) throughout the nation. Customers can choose from seven plans, with speeds up to 5 Mbps on the downlink. These plans are available to SMBs regardless of their location.

•
HNS introduced a new equipment rental option that reduces upfront fees by seventy-five percent. The program helps consumers currently on dial-up enjoy the convenience and speed of a HughesNet service plan without the expense of having to purchase equipment.

•
HNS announced the availability of HughesNet Broadband Backup service plans, the newest offerings for SMBs that provide automatic satellite backup in the event of a landline failure. With HughesNet Broadband Backup, SMBs can be secure in knowing their critical applications will remain online in the event of a landline failure, protecting them against loss of data or revenue.

•
HNS received a number of awards during the third quarter of 2008, namely Euroconsult's 2008 award as Broadband Satellite Operator of the Year, Deloitte & Touche’s Maryland Fast 50 award and Maryland’s Exceptional 53 award.

•
HNS announced that America's Emergency Network, Inc. (AEN), a satellite-based emergency communications system powered by the nationwide HughesNet broadband satellite service, has been successfully streaming real-time news briefings from numerous state and local operations centers since the onset of the hurricane season. Beginning with Tropical Storm Fay, the system has been up and running for subsequent hurricanes Gustav, Hannah, and Ike.

To summarize, Kaul said, “I am delighted with the financial performance that we have delivered in the third quarter of 2008 despite the adverse economic and financial conditions prevailing globally. Our consumer and international businesses continue to show strong growth. We did see an uptick in consumer churn this quarter some of which is due to the softness in the economy. We are continuing to monitor and address this. Our new orders performance in the third quarter has resulted in our order backlog continuing to be healthy. While we are not fully insulated from further deterioration in the economic climate, the above mentioned positive leading indicators give us reason to be optimistic about the future.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and chief financial officer, said, “Our adjusted EBITDA and EBITDA showed strong growth in the third quarter of 2008 over the third quarter of 2007. Hughes’ adjusted net income in the third quarter of 2008 was $5.4 million and GAAP net income was $3.2 million or $0.15 per share compared with $11.0 million or $0.57 per share on a fully diluted basis in the third quarter of 2007. This reduction is primarily due to SPACEWAY® 3 satellite and network construction costs being depreciated starting in the second quarter of 2008 with the launch of commercial service on SPACEWAY 3 in April 2008. With today’s liquidity pressures in the market place, our continued focus on working capital management, expense control, and capital preservation contributed to our consolidated cash and marketable securities position improving to a strong $208 million at September 30, 2008 compared to $191 million at June 30, 2008.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ net income as determined under United States of America Generally Accepted Accounting Principles (GAAP), Adjusted Net Income, EBITDA, and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2008	2007	2008	2007
Net income	$3,184	$11,037	$5,667	$23,609
Add:
Equity incentive plan compensation	1,530	1,045	3,991	3,067
Long-term incentive/retention cash plan	710	-	9,940	-
Adjusted net income	$5,424	$12,082	$19,598	$26,676

Net income	$3,184	$11,037	$5,667	$23,609
Add:
Equity incentive plan compensation	1,530	1,045	3,991	3,067
Interest expense	14,095	10,760	37,305	34,070
Income tax expense	2,295	1,092	4,130	1,776
Depreciation and amortization	18,793	12,297	48,908	34,821
Less:
Interest income	(1,334)	(2,198)	(3,664)	(8,164)
EBITDA	$38,563	$34,033	$96,337	$89,179
Add:
Long-term incentive/retention cash plan	710	-	9,940	-
Restructuring charge	-	-	-	1,237
Adjusted EBITDA	$39,273	$34,033	$106,277	$90,416

The following table reconciles the differences between HNS’ net income as determined under GAAP, EBITDA, and Adjusted EBITDA:

Hughes Network Systems, LLC
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2008	2007	2008	2007
Net income	$3,585	$12,446	$7,677	$27,932
Add:
Equity incentive plan compensation	1,445	807	3,610	2,102
Interest expense	14,095	10,759	37,305	34,067
Income tax expense (benefit)	2,288	832	4,101	1,221
Depreciation and amortization	18,793	12,297	48,908	34,821
Less:
Interest income	(666)	(2,058)	(2,569)	(7,724)
EBITDA	$39,540	$35,083	$99,032	$92,419

Add:
Long-term incentive/retention cash plan	710	-	9,940	-
Restructuring charge	-	-	-	1,237
Adjusted EBITDA	$40,250	$35,083	$108,972	$93,656

The condensed financial statements of Hughes and HNS for the three and nine months ended September 30, 2008 and September 30, 2007 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes the following supplemental non-GAAP financial measures: Adjusted Net Income, EBITDA, and Adjusted EBITDA. Adjusted Net Income excludes from GAAP net income the effects of equity incentive plan compensation and the accrual of the long-term cash incentive retention program, which was adopted in April 2005 in connection with the acquisition of HNS. EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization and equity incentive plan compensation. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. We believe these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use these non-GAAP measures in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS' credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014.

Adjusted Net Income, EBITDA, and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP measures do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, these non-GAAP measures are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware) and payments under the long-term cash incentive retention program. Adjusted Net Income, EBITDA, and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 1.5 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 10, 2008 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2008 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, and SPACEWAY are registered trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information	Attachments

Investor Relations Contact: Deepak V. Dutt,	Hughes Communications, Inc
Vice President, Treasurer and Investor Relations Officer	Condensed Consolidated Balance Sheets
Email: ddutt@hns.com	Condensed Consolidated Statements of Operations
Phone: 301-428-7010	Condensed Consolidated Statements of Cash Flows

Media Contact: Judy Blake,	Hughes Network Systems, LLC
Director, Marketing Communications	Condensed Consolidated Balance Sheets
Email: jblake@hns.com	Condensed Consolidated Statements of Operations
Phone: 301-601-7330	Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$197,289	$134,092
Marketable securities	10,848	17,307
Receivables, net	190,731	209,943
Inventories	72,404	65,754
Prepaid expenses and other	32,779	43,720
Total current assets	504,051	470,816
Property, net	495,300	479,976
Capitalized software costs, net	50,383	47,582
Intangible assets, net	22,844	22,513
Goodwill	2,661	–
Other assets	123,188	108,950
Total assets	$1,198,427	$1,129,837
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,712	$72,440
Short-term debt	9,737	14,795
Accrued liabilities	160,873	177,932
Due to affiliates	1,393	12,621
Total current liabilities	254,715	277,788
Long-term debt	578,540	577,761
Other long-term liabilities	7,262	6,526
Total liabilities	840,517	862,075
Commitments and contingencies
Minority interests	5,528	5,401
Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding as of September 30, 2008 and December 31, 2007	–	–
Common stock, $0.001 par value; 64,000,000 shares authorized; 21,513,979 shares and 19,195,972 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	21	19
Additional paid in capital	722,833	631,300
Accumulated deficit	(361,201)	(366,868)
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustments	(3,269)	3,305
Unrealized loss on hedging instruments	(6,074)	(5,482)
Unrealized gain on securities	72	87
Total stockholders' equity	352,382	262,361
Total liabilities and stockholders' equity	$1,198,427	$1,129,837

HUGHES COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Services	$156,919	$137,465	$455,092	$386,612
Hardware sales	114,860	96,238	319,489	304,331
Total revenues	271,779	233,703	774,581	690,943
Operating costs and expenses:
Cost of services	105,988	91,995	301,899	259,169
Cost of hardware products sold	96,881	80,802	271,220	253,320
Selling, general and administrative	42,386	34,744	133,042	110,290
Research and development	6,493	3,959	19,745	12,301
Amortization of intangibles	1,629	1,536	4,904	4,607
Total operating costs and expenses	253,377	213,036	730,810	639,687
Operating income	18,402	20,667	43,771	51,256
Other income (expense):
Interest expense	(14,095)	(10,760)	(37,305)	(34,070)
Interest income	1,334	2,198	3,664	8,164
Other income, net	6	140	95	280
Income before income tax expense; minority interests in net (earnings) losses of subsidiaries and equity in losses of unconsolidated affiliates	5,647	12,245	10,225	25,630
Income tax expense	(2,295)	(1,092)	(4,130)	(1,776)
Minority interests in net (earnings) losses of subsidiaries	(39)	33	(127)	191
Equity in losses of unconsolidated affiliates	(129)	(149)	(301)	(436)
Net income	$3,184	$11,037	$5,667	$23,609
Earnings per share:
Basic	$0.15	$0.58	$0.28	$1.25
Diluted	$0.15	$0.57	$0.28	$1.23
Shares used in computation of per share data:
Basic	21,274,506	18,868,126	19,969,850	18,857,953
Diluted	21,579,006	19,229,519	20,313,373	19,218,036

HUGHES COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$5,667	$23,609
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	49,964	35,392
Equity plan compensation expense	3,991	3,067
Minority interests	127	(191)
Equity in losses from unconsolidated affiliates	301	436
Gain on disposal of assets	–	(367)
Deferred income taxes	–	(637)
Other	18	70
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	12,731	(12,247)
Inventories	(8,015)	234
Prepaid expenses and other	(18,623)	(8,144)
Accounts payable	10,476	4,462
Accrued liabilities and other	(16,704)	4,530
Net cash provided by operating activities	39,933	50,214
Cash flows from investing activities:
Change in restricted cash	3,047	335
Purchases of marketable securities	(2,070)	(22,340)
Proceeds from sale of marketable securities	8,570	70,421
Expenditures for property	(52,991)	(211,266)
Proceeds from sale of property	104	356
Expenditures for capitalized software	(10,526)	(10,694)
Acquisition of Helius, Inc., net	(10,543)	–
Additional equity investment in Hughes Systique Corporation	(1,500)	–
Long-term loan to Hughes Systique Corporation	(500)	–
Net cash used in investing activities	(66,409)	(173,188)
Cash flows from financing activities:
Net increase in notes and loans payable	403	800
Proceeds from equity offering	93,046	–
Proceeds from exercise of stock options	75	113
Long-term debt borrowings	2,539	116,013
Repayment of long-term debt	(11,449)	(20,391)
Debt issuance costs	–	(2,049)
Net cash provided by financing activities	84,614	94,486
Effect of exchange rate changes on cash and cash equivalents	5,059	(2,508)
Net increase (decrease) in cash and cash equivalents	63,197	(30,996)
Cash and cash equivalents at beginning of the period	134,092	106,933
Cash and cash equivalents at end of the period	$197,289	$75,937
Supplemental cash flow information:
Cash paid for interest	$30,011	$29,193
Cash paid for income taxes	$2,559	$2,642

HUGHES NETWORK SYSTEMS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$98,271	$129,227
Marketable securities	8,262	11,224
Receivables, net	190,635	209,731
Inventories	72,404	65,754
Prepaid expenses and other	31,969	42,131
Total current assets	401,541	458,067
Property, net	495,300	479,976
Capitalized software costs, net	50,383	47,582
Intangible assets, net	22,844	22,513
Goodwill	2,661	–
Other assets	116,773	103,870
Total assets	$1,089,502	$1,112,008
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$81,433	$69,497
Short-term debt	9,737	14,795
Accrued liabilities	160,400	177,136
Due to affiliates	2,170	13,473
Total current liabilities	253,740	274,901
Long-term debt	578,540	577,761
Other long-term liabilities	7,262	6,526
Total liabilities	839,542	859,188
Commitments and contingencies
Minority interests	5,455	5,350
Equity:
Class A membership interests	177,200	180,655
Class B membership interests	–	–
Retained earnings	76,580	68,903
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustments	(3,269)	3,305
Unrealized loss on hedging instruments	(6,074)	(5,482)
Unrealized gains on securities	68	89
Total equity	244,505	247,470
Total liabilities and equity	$1,089,502	$1,112,008

HUGHES NETWORK SYSTEMS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Services	$156,859	$137,419	$454,740	$386,166
Hardware sales	114,860	96,238	319,489	304,331
Total revenues	271,719	233,657	774,229	690,497
Operating costs and expenses:
Cost of services	105,988	91,985	301,875	259,117
Cost of hardware products sold	96,881	80,802	271,220	253,320
Selling, general and administrative	41,397	33,569	129,961	106,103
Research and development	6,493	3,959	19,745	12,301
Amortization of intangibles	1,629	1,536	4,904	4,607
Total operating costs and expenses	252,388	211,851	727,705	635,448
Operating income	19,331	21,806	46,524	55,049
Other income (expense):
Interest expense	(14,095)	(10,759)	(37,305)	(34,067)
Interest income	666	2,058	2,569	7,724
Other income, net	6	140	95	231
Income before income tax expense and minority interests in net (earnings) losses of subsidiaries	5,908	13,245	11,883	28,937
Income tax expense	(2,288)	(832)	(4,101)	(1,221)
Minority interests in net (earnings) losses of subsidiaries	(35)	33	(105)	216
Net income	$3,585	$12,446	$7,677	$27,932

HUGHES NETWORK SYSTEMS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$7,677	$27,932
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	49,964	35,392
Equity plan compensation expense	248	240
Minority interests	105	(216)
Gain on disposal of assets	–	(367)
Other	10	70
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	12,615	(12,274)
Inventories	(8,015)	234
Prepaid expenses and other	(19,761)	(9,538)
Accounts payable	12,140	4,643
Accrued liabilities and other	(14,582)	5,347
Net cash provided by operating activities	40,401	51,463
Cash flows from investing activities:
Change in restricted cash	3,047	335
Purchases of marketable securities	–	(17,095)
Proceeds from sale of marketable securities	3,000	67,424
Expenditures for property	(52,991)	(211,266)
Expenditures for capitalized software	(10,526)	(10,694)
Proceeds from sale of property	104	356
Acquisition of Helius, Inc., net	(10,543)	–
Net cash used in investing activities	(67,909)	(170,940)
Cash flows from financing activities:
Net increase in notes and loans payable	403	800
Long-term debt borrowings	2,539	116,013
Repayment of long-term debt	(11,449)	(20,391)
Debt issuance costs	–	(2,049)
Net cash provided by (used in) financing activities	(8,507)	94,373
Effect of exchange rate changes on cash and cash equivalents	5,059	(2,508)
Net decrease in cash and cash equivalents	(30,956)	(27,612)
Cash and cash equivalents at beginning of the period	129,227	99,098
Cash and cash equivalents at end of the period	$98,271	$71,486
Supplemental cash flow information:
Cash paid for interest	$30,011	$29,190
Cash paid for income taxes	$2,503	$2,630